Exhibit 10.2

To: NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

Sixth Floor

President Place

Corner of Jan Smuts Avenue and Bolton Road

Rosebank, 2196

Email: alex.smith@net1.com

Attention: Alex Smith

From: FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) (in its capacity as Facility Agent under the CTA (defined below))

22 March, 2022

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
SENIOR TERM LOAN FACILITIES

1. BACKGROUND

1.1 We refer to:

1.1.1 the common terms agreement dated on or about 21 July, 2017 between, amongst others, Net1 Applied Technologies South Africa Proprietary Limited (the Borrower) and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as original senior lender, mandated lead arranger and the facility agent) as amended from time to time (the CTA); and

1.1.2 the Senior Facility H Agreement (together with the CTA, the Relevant Finance Documents).

1.2 This letter is supplemental to and amends the Relevant Finance Documents pursuant to clause 35 (Amendments and waivers) of the CTA.

1.3 Pursuant to the Intercreditor Agreement, the Majority Lenders have consented to the amendments to the Relevant Finance Documents contemplated by this letter.  Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2. INTERPRETATION

1.4 Capitalised terms defined in the CTA have the same meaning when used in this letter unless expressly defined in this letter.

1.5 The provisions of clause 1.3 (Construction) of the CTA apply to this letter as though they were set out in full in this letter except that references to the CTA are to be construed as references to this letter.

1.6 In this letter, Effective Date means the date on which this letter has been signed by all the Parties to it.

3. AMENDMENTS

3.1 Common Terms Agreement

The CTA will be amended on, and with effect from, the Effective Date as follows:

3.1.1 clause 21.1.2 (Minimum Group Cash Balances) of the CTA will be deleted in its entirety and replaced with the following new clause 21.1.2:

" 21.1.2 Minimum Group Cash Balances

22.1.2.1 The Obligors shall ensure that the Group Cash Balances shall not fall below ZAR300,000,000 (the Minimum Group Cash Balance). The Minimum Group Cash Balance will be reduced by the amount by which the value of the shares which the VCP Investment Fund and/or VCP Investment Portfolios are obliged to subscribe for under the VCP Undertaking exceeds R350,000,000 up to a maximum of R80,000,000 provided that (a) the VCP Undertaking and Step-in Rights Letter have been amended to the satisfaction of the Facility Agent, (b) the trigger amounts for the Net1 Market Price Discussion Trigger Event and Net1 Market Price Trigger Event have been adjusted to the satisfaction of the Facility Agent and any other documents required by the Facility Agent have become effective.

22.1.2.2 From the Fourth Amendment and Restatement Date until 30 April, 2022, the Finance Parties waive any Default which would occur under Clause 22.1.2.1 due to the Group Cash Balances falling below ZAR300,000,000 as a result any Cash or Cash Equivalents being subject to any Security in favour of Nedbank Limited, provided the Group Cash Balances do not fall below ZAR225,000,000."

3.1.2 new clause 22.28 (General Undertakings) of the CTA will be inserted after existing clause 22.27 of the CTA:

"22.28 Undertaking Discussion Trigger Event

22.28.1 From the Fourth Amendment and Restatement Date until the earlier of 30 April, 2022 or the date on which no Cash or Cash Equivalents is subject to any Security in favour of Nedbank Limited, to the extent that the Group Cash Balances of the Borrower fall below ZAR265,000,000, the Facility Agent shall have the right to discuss increasing the value of the shares which the VCP Investment Fund and/or VCP Investment Portfolios are obliged to subscribe for under the VCP Undertaking.

22.28.2 From the earlier of or the date on which no Cash or Cash Equivalents is subject to any Security in favour of Nedbank Limited or 1 May, 2022, to the extent that the Group Cash Balances of the Borrower fall below ZAR340,000,000, the Facility Agent shall have the right to discuss increasing the value of the shares which the VCP Investment Fund and/or VCP Investment Portfolios are obliged to subscribe for under the VCP Undertaking."

3.2 Senior Facility H

The Senior Facility H Agreement will be amended on, and with effect from the Effective Date, as follows:

3.2.1 clause 1.1.10 (Definitions) of the Senior Facility H Agreement will be deleted in its entirety and replaced with the following new clause 1.1.10:

"1.1.10 Net1 Market Price Discussion Trigger Event means the market capitalisation of Holdco on the NASDAQ Stock Market (based on the closing price on the NASDAQ Stock Market) on any day falls below the USD equivalent of ZAR3,250,000,000 (or such other amount agreed by the Parties)."

3.2.2 clause 1.1.11 (Definitions) of the Senior Facility H Agreement will be deleted in its entirety and replaced with the following new clause 1.1.11:

"1.1.11 Net1 Market Price Trigger Event means the market capitalisation of Holdco on the NASDAQ Stock Market (based on the closing price on the NASDAQ Stock Market) falls and remains below the USD equivalent of ZAR2,600,000,000 (or such other amount agreed by the Parties) on more than one day between the first Utilisation Date and the Final Discharge Date."

4. REPRESENTATIONS

The Borrower confirms to each Finance Party that on the date of this letter and on the Effective Date, all the representations and warranties set out in clause 19 of the CTA:

4.1 are true; and

4.2 would also be true if references to the CTA were construed as references to the CTA as amended by this letter.

Each representation and warranty is applied to the circumstances existing at the time the representation and warranty is made.

5. MISCELLANEOUS

5.1 This letter is a Finance Document.

5.2 From the Effective Date, the Relevant Finance Documents and this letter will be read and construed as one document.

5.3 Except as expressly otherwise provided in this letter, no amendment, variation or change is made to any Finance Document and all the Finance Documents remain in full force and effect in accordance with their terms.

5.4 Except to the extent expressly waived in this letter, no waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

6. COUNTERPARTS

This letter may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one letter. Delivery of an executed scanned counterpart of a signature page of this letter by e-mail shall be effective as delivery of an original executed counterpart hereof.

7. GOVERNING LAW

This letter is governed by the laws of South Africa.

If you agree to the above, please sign where indicated below.

Yours sincerely,

FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)

(in its capacity as Facility Agent)

By:

/s/ Wade Cresswell	/s/ Kedy Mazibuko

Name: Wade Cresswell	Name: Kedy Mazibuko

Date: 22 March 2022	Date: 22 March 2022

We agree to the above.

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

EASYPAY PROPRIETARY LIMITED

MONEYLINE FINANCIAL SERVICES PROPRIETARY LIMITED

NET1 APPLIED TECHNOLOGIES NETHERLANDS BV

NET1 FINANCE HOLDINGS PROPRIETARY LIMITED

NET1 UNIVERSAL ELECTRONIC TECHNOLOGICAL SOLUTIONS PROPRIETARY LIMITED

PRISM HOLDINGS PROPRIETARY LIMITED

PRISM PAYMENT TECHNOLOGIES PROPRIETARY LIMITED

PROS SOFTWARE PROPRIETARY LIMITED

RMT SYSTEMS PROPRIETARY LIMITED

SMARTSWITCH NETHERLANDS HOLDINGS BV

By:

/s/ Alex M.R. Smith

(who warrants his authority)

Name:  Alex M.R. Smith

Date:    22 March 2022

NET1 UEPS TECHNOLOGIES, INC.

By:

/s/ Alex M.R. Smith

(who warrants his authority)

Name:  Alex M.R. Smith

Date:    22 March 2022